EXHIBIT 99.1

Quanex Building Products Announces Fourth Quarter and Fiscal Year 2019 Results

Significant Margin Expansion
Above Market Growth in NA & EU Fenestration Segments
Repaid $35 Million of Bank Debt in 4Q19 & $52.5 Million in FY19

HOUSTON, Dec. 11, 2019 (GLOBE NEWSWIRE) -- Quanex Building Products Corporation (NYSE:NX) (“Quanex” or the “Company”) today announced its results for the three months and twelve months ended October 31, 2019.

The Company reported the following selected financial results:

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2019	2018	2019	2018
Net Sales	$240.4	$244.1	$893.8	$889.8
Gross Margin	$57.2	$56.4	$199.4	$192.8
Gross Margin %	23.8%	23.1%	22.3%	21.7%
Net (Loss) Income	($30.9)	$6.7	($46.7)	$26.6
Diluted EPS	($0.94)	$0.19	($1.42)	$0.76

Adjusted Net Income	$14.0	$7.6	$31.4	$22.7
Adjusted Diluted EPS	$0.42	$0.22	$0.95	$0.65
Adjusted EBITDA	$34.4	$25.0	$102.7	$89.9
Adjusted EBITDA Margin %	14.3%	10.2%	11.5%	10.1%

Cash provided by operating activities	$66.3	$56.2	$96.4	$104.6
Free Cash Flow	$58.4	$50.8	$71.5	$78.1
(See Non-GAAP Terminology Definitions and Disclaimers section, Non-GAAP Financial Measure Disclosure table Selected Segment Data table and Free Cash Flow Reconciliation table for additional information)

Bill Griffiths, Chairman, President and Chief Executive Officer, commented, “Overall we are pleased with our fourth quarter and full year 2019 results.  Despite what has been a softer demand environment compared to our original forecast for 2019, we converted well operationally and benefitted from improved pricing.  On a consolidated basis, we were able to realize Adjusted EBITDA margin expansion of approximately 410 basis points in the fourth quarter and approximately 140 basis points for the full year.  Furthermore, in our North American Fenestration segment, those margins expanded by approximately 250 basis points in the fourth quarter and approximately 110 basis points for the full year.  In Europe, the margins improved by approximately 340 basis points in the fourth quarter and approximately 300 basis points for the full year.  It is important to note that even with softer-than-expected volumes, sales in our North American Fenestration segment grew at 6.0% during the fourth quarter and 3.8% for the full year, which compares favorably to Ducker’s latest window shipment estimate of negative 0.4% for the three months ended September 30, 2019 and negative 1.6% for the twelve months ended September 30, 2019.  Excluding foreign exchange impact, we realized above market sales growth of 3.3% during the fourth quarter and 9.1% for the full year in our European Fenestration segment.  Volumes in our North American Cabinet Components segment continue to be negatively impacted by the ongoing shift in the market from semi-custom to stock cabinets and strategy changes amongst certain customers.

“Our ongoing effort to improve working capital helped us achieve another year of solid Free Cash Flow generation, which allowed us to pay down $52.5 million in bank debt, $35 million in the fourth quarter alone, and buyback approximately $9.6 million in stock.  The goal was to generate $50 million to $55 million of Free Cash Flow in fiscal 2019 and exit the year with a leverage ratio of Net Debt to LTM Adjusted EBITDA of 1.5x.  Needless to say we comfortably exceeded those targets in fiscal 2019 by generating $71.5 million in Free Cash Flow and exiting the year with a leverage ratio of Net Debt to LTM Adjusted EBITDA of 1.2x.” (See Non-GAAP Terminology Definitions and Disclaimers section for additional information)

Fourth Quarter and Fiscal Year 2019 Results Summary

The decrease in net sales during the three months ended October 31, 2019 was primarily attributable to continued softness in the North American Cabinet Components segment.  However, the Company realized net sales growth for the twelve months ended October 31, 2019 as the North American and European Fenestration segments generated revenue growth above that of their respective markets, mostly due to price increases related to raw material inflation recovery.  (See Sales Analysis table for additional information)

The decreases in reported earnings were primarily the result of a $44.6 million non-cash goodwill impairment in the fourth quarter and a $30.0 million non-cash goodwill impairment in the second quarter, both in the North American Cabinet Components segment, mainly due to lower volume expectations related to the ongoing shift in the market from semi-custom to stock cabinets and customer specific strategy changes.  The increases in adjusted earnings were largely driven by lower incentive accruals, operational efficiency gains and the successful implementation of pricing initiatives in late 2018.

Share Repurchases

The Company’s Board of Directors authorized a $60 million share repurchase program in September of 2018.  Repurchases under this program will be made in open market transactions or privately negotiated transactions, subject to market conditions, applicable legal requirements and other relevant factors.  The program does not have an expiration date or a limit on the number of shares that may be repurchased.  Quanex repurchased 175,000 shares of common stock for approximately $3.2 million at an average price of $18.37 per share during the three months ended October 31, 2019, and 583,398 shares of common stock for approximately $9.6 million at an average price of $16.37 per share during the twelve months ended October 31, 2019.  As of October 31, 2019, approximately $18.4 million remained under the existing share repurchase authorization.

Outlook

Bill Griffiths, Chairman, President and Chief Executive Officer, stated, “Based on current trends and the latest macro data, we are taking a measured approach to our 2020 revenue forecast.  As such, we expect low single-digit sales growth in our North American and European Fenestration segments, offset by a continued decline in revenues in our North American Cabinet Components segment.  Overall, on a consolidated basis, this should equate to sales of approximately $865 million to $885 million in fiscal 2020.  However, we expect to continue on our journey of operational excellence by converting well and managing costs.  Therefore, we expect to generate between $102 million and $110 million in Adjusted EBITDA* in fiscal 2020, which would yield margin expansion of approximately 60 basis points to the midpoint of guidance.  We plan to stay focused on generating cash and maintaining a strong balance sheet while also continuing to opportunistically repurchase stock.”

*When Quanex provides expectations for Adjusted EBITDA on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and corresponding GAAP measures is generally not available without unreasonable effort.  Certain items required for such a reconciliation are outside of the Company’s control and/or cannot be reasonably predicted or estimated, such as the provision for income taxes.

Conference Call and Webcast Information

The Company has scheduled a conference call for Thursday, December 12, 2019, at 11:00 a.m. ET (10:00 a.m. CT).  To participate in the conference call dial (877) 388-2139 for domestic callers and (541) 797-2983 for international callers, in both cases using the conference passcode 9067783, and ask for the Quanex call a few minutes prior to the start time.  A link to the live audio webcast will also be available on the Company’s website at http://www.quanex.com in the Investors section under Presentations & Events.  A telephonic replay of the call will be available approximately two hours after the live broadcast ends and will be accessible through December 26, 2019.  To access the replay dial (855) 859-2056 for domestic callers and (404) 537-3406 for international callers, in both cases referencing conference passcode 9067783.

About Quanex

Quanex Building Products Corporation is an industry-leading manufacturer of components sold to Original Equipment Manufacturers (OEMs) in the building products industry.  Quanex designs and produces energy-efficient fenestration products in addition to kitchen and bath cabinet components.  For more information contact Scott Zuehlke, Vice President, Investor Relations & Treasurer, at 713-877-5327 or scott.zuehlke@quanex.com.

Non-GAAP Terminology Definitions and Disclaimers

Adjusted Net Income (Loss) (defined as net income further adjusted to exclude purchase price accounting inventory step-ups, transaction costs, certain severance charges, gain/loss on the sale of certain fixed assets, restructuring charges, asset impairment charges, other net adjustments related to foreign currency transaction gain/loss and effective tax rates reflecting impacts of adjustments on a with and without basis) and Adjusted EPS are non-GAAP financial measures that Quanex believes provide a consistent basis for comparison between periods and more accurately reflects operational performance, as they are not influenced by certain income or expense items not affecting ongoing operations. EBITDA (defined as net income or loss before interest, taxes, depreciation and amortization and other, net) and Adjusted EBITDA (defined as EBITDA further adjusted to exclude purchase price accounting inventory step-ups, transaction costs, certain severance charges, gain/loss on the sale of certain fixed assets, restructuring charges and asset impairment charges) are non-GAAP financial measures that the Company uses to measure operational performance and assist with financial decision-making.  When Quanex provides expectations for Adjusted EBITDA on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and corresponding GAAP measures is generally not available without unreasonable effort.  The Company is not able to provide reconciliations of forward-looking Adjusted EBITDA to GAAP financial measures because certain items required for such reconciliations are outside of Quanex’s control and/or cannot be reasonably predicted, such as the provision for income taxes.  Net Debt is calculated using the sum of current maturities of long-term debt and long-term debt, minus cash and cash equivalents.  The leverage ratio of Net Debt to LTM Adjusted EBITDA is a financial measure that the Company believes is useful to investors and financial analysts in evaluating Quanex’s leverage.  In addition, with certain limited adjustments, this leverage ratio is the basis for a key covenant in the Company’s credit agreement.  Free Cash Flow is a non-GAAP measure calculated using cash provided by operating activities less capital expenditures.   Free Cash Flow is measured before application of certain contractual commitments (including capital lease obligations), and accordingly is not a true measure of Quanex’s residual cash flow available for discretionary expenditures.  The Company believes that the presented non-GAAP measures provide a consistent basis for comparison between periods, and will assist investors in understanding Quanex’s financial performance when comparing results to other investment opportunities.  The presented non-GAAP measures may not be the same as those used by other companies.  The Company does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with U.S. GAAP.

Forward Looking Statements

Statements that use the words “estimated,” “expect,” “could,” “should,” “believe,” “will,” “might,” or similar words reflecting future expectations or beliefs are forward-looking statements. The forward-looking statements include, but are not limited to, the Company’s future operating results, future financial condition, future uses of cash and other expenditures, expenses and tax rates, expectations relating to Quanex’s industry, and the Company’s future growth, including any guidance discussed in this press release.  The statements and guidance set forth in this release are based on current expectations.  Actual results or events may differ materially from this release.  For a complete discussion of factors that may affect Quanex’s future performance, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2018, under the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors”.  Any forward-looking statements in this press release are made as of the date hereof, and Quanex undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(In thousands, except per share data)
(Unaudited)

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2019	2018(1)	2019	2018(1)

Net sales	$240,369	$244,086	$893,841	$889,785
Cost of sales	183,128	187,660	694,420	697,022
Selling, general and administrative	23,826	31,547	101,292	103,758
Restructuring charges	89	635	370	1,486
Depreciation and amortization	12,428	12,548	49,586	51,822
Asset impairment charges	44,622	-	74,600	-
Operating (loss) income	(23,724)	11,696	(26,427)	35,697
Interest expense	(2,029)	(3,516)	(9,643)	(11,100)
Other, net	(345)	273	116	1,156
(Loss) income before income taxes	(26,098)	8,453	(35,954)	25,753
Income tax (expense) benefit	(4,850)	(1,736)	(10,776)	800
Net (loss) income	$(30,948)	$6,717	$(46,730)	$26,553

(Loss) income per common share, basic	$(0.94)	$0.19	$(1.42)	$0.77
(Loss) income per common share, diluted	$(0.94)	$0.19	$(1.42)	$0.76

Weighted average common shares outstanding:
Basic	32,893	34,508	32,960	34,701
Diluted	32,893	34,732	32,960	35,025

Cash dividends per share	$0.08	$0.08	$0.32	$0.20

(1) Reflects retrospective accounting change to FIFO and adoption of ASU 2017-07.

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	October 31, 2019	October 31, 2018(1)
ASSETS
Current assets:
Cash and cash equivalents	$30,868	$29,003
Accounts receivable, net	82,946	84,014
Inventories, net	67,159	70,730
Prepaid and other current assets	9,353	7,296
Total current assets	190,326	191,043
Property, plant and equipment, net	193,600	201,370
Goodwill	145,563	219,627
Intangible assets, net	107,297	121,919
Other assets	8,324	9,255
Total assets	$645,110	$743,214

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$63,604	$52,389
Accrued liabilities	39,221	45,968
Income taxes payable	6,183	2,780
Current maturities of long-term debt	746	1,224
Total current liabilities	109,754	102,361
Long-term debt	156,414	209,332
Deferred pension and postretirement benefits	13,322	4,218
Deferred income taxes	19,363	17,510
Liabilities for uncertain tax positions	556	606
Other liabilities	15,514	13,965
Total liabilities	314,923	347,992
Stockholders’ equity:
Common stock	374	374
Additional paid-in-capital	254,673	254,678
Retained earnings	185,703	243,904
Accumulated other comprehensive loss	(33,817)	(30,705)
Treasury stock at cost	(76,746)	(73,029)
Total stockholders’ equity	330,187	395,222
Total liabilities and stockholders' equity	$645,110	$743,214

(1) Reflects retrospective accounting change to FIFO.

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(In thousands)
(Unaudited)

	Twelve Months Ended October 31,
	2019	2018(1)
Operating activities:
Net (loss) income	$(46,730)	$26,553
Adjustments to reconcile net (loss) income to cash provided by operating activities:
Depreciation and amortization	49,586	51,822
Stock-based compensation	2,045	1,874
Deferred income tax	3,260	(5,556)
Loss (gain) on the disposition of capital assets	732	(142)
Charge for deferred loan costs	-	1,064
Asset impairment charge	74,600	-
Other, net	2,176	135
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	574	(5,550)
Decrease in inventory	3,797	17,230
(Increase) decrease in other current assets	(2,014)	217
Increase in accounts payable	8,124	8,325
(Decrease) increase in accrued liabilities	(6,760)	6,892
Increase in income taxes payable	3,416	676
Increase in deferred pension and postretirement benefits	2,531	2,038
Increase (Decrease) in other long-term liabilities	513	(523)
Other, net	522	(444)
Cash provided by operating activities	96,372	104,611
Investing activities:
Capital expenditures	(24,883)	(26,484)
Proceeds from disposition of capital assets	1,324	432
Cash used for investing activities	(23,559)	(26,052)
Financing activities:
Borrowings under credit facilities	83,500	268,500
Repayments of credit facility borrowings	(136,000)	(296,250)
Debt issuance costs	-	(1,001)
Repayments of other long-term debt	(1,526)	(1,798)
Common stock dividends paid	(10,644)	(7,020)
Issuance of common stock	3,287	4,746
Payroll tax paid to settle shares forfeited upon vesting of stock	(330)	(960)
Purchase of treasury stock	(9,551)	(32,034)
Cash used for financing activities	(71,264)	(65,817)
Effect of exchange rate changes on cash and cash equivalents	316	(1,194)
Increase in cash and cash equivalents	1,865	11,548
Cash and cash equivalents at beginning of period	29,003	17,455
Cash and cash equivalents at end of period	$30,868	$29,003

(1) Reflects retrospective accounting change to FIFO.

QUANEX BUILDING PRODUCTS CORPORATION FREE CASH FLOW RECONCILIATION (In thousands) (Unaudited)

The following table reconciles the Company's calculation of Free Cash Flow, a non-GAAP measure, to its most directly comparable GAAP measure. The Company defines Free Cash Flow as cash provided by operating activities less capital expenditures.

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2019	2018	2019	2018
Cash provided by operating activities	$66,336	$56,158	96,372	104,611
Capital expenditures	(7,899)	(5,386)	(24,883)	(26,484)
Free Cash Flow	$58,437	$50,772	$71,489	$78,127

QUANEX BUILDING PRODUCTS CORPORATION
NON-GAAP FINANCIAL MEASURE DISCLOSURE
(In thousands, except per share data)
(Unaudited)

Reconciliation of Adjusted Net Income and Adjusted EPS	Three Months Ended October 31, 2019			Three Months Ended October 31, 2018			Twelve Months Ended October 31, 2019			Twelve Months Ended October 31, 2018
	Net (Loss) Income	Diluted EPS		Net Income	Diluted EPS		Net (Loss) Income	Diluted EPS		Net Income	Diluted EPS
Net (loss) income as reported	$(30,948)	$(0.94)		$6,717	$0.19		$(46,730)	$(1.42)		$26,553	$0.76
Reconciling items from below	44,963	1.36		890	0.03		78,155	2.37		(3,836)	(0.11)
Adjusted net income and adjusted EPS	$14,015	$0.42		$7,607	$0.22		$31,425	$0.95		$22,717	$0.65

Reconciliation of Adjusted EBITDA	Three Months Ended October 31, 2019			Three Months Ended October 31, 2018			Twelve Months Ended October 31, 2019			Twelve Months Ended October 31, 2018
	Reconciliation			Reconciliation			Reconciliation			Reconciliation
Net (loss) income as reported	$(30,948)			$6,717			$(46,730)			$26,553
Income tax expense (benefit)	4,850			1,736			10,776			(800)
Other, net	345			(273)			(116)			(1,156)
Interest expense	2,029			3,516			9,643			11,100
Depreciation and amortization	12,428			12,548			49,586			51,822
EBITDA	(11,296)			24,244			23,159			87,519
Reconciling items from below	45,727			743			79,504			2,393
Adjusted EBITDA	$34,431			$24,987			$102,663			$89,912

Reconciling Items	Three Months Ended October 31, 2019			Three Months Ended October 31, 2018			Twelve Months Ended October 31, 2019			Twelve Months Ended October 31, 2018
	Income Statement	Reconciling Items		Income Statement	Reconciling Items		Income Statement	Reconciling Items		Income Statement	Reconciling Items
Net sales	$240,369	$-		$244,086	$-		$893,841	$-		$889,785	$-
Cost of sales	183,128	-		187,660	-		694,420	-		697,022	-
Selling, general and administrative	23,826	(1,016)	(1)	31,547	(108)	(1)	101,292	(4,534)	(1)	103,758	(907)	(1)
Restructuring charges	89	(89)	(2)	635	(635)	(2)	370	(370)	(2)	1,486	(1,486)	(2)
Asset impairment charges	44,622	(44,622)	(3)	-	-		74,600	(74,600)	(3)	-	-
EBITDA	(11,296)	45,727		24,244	743		23,159	79,504		87,519	2,393
Depreciation and amortization	12,428	(192)	(4)	12,548	-		49,586	(192)	(4)	51,822	(852)	(5)
Operating (loss) income	(23,724)	45,919		11,696	743		(26,427)	79,696		35,697	3,245
Interest expense	(2,029)	-		(3,516)	1,064	(6)	(9,643)	-		(11,100)	1,064	(6)
Other, net	(345)	451	(7)	273	(14)	(7)	116	384	(7)	1,156	(102)	(7)
(Loss) income before income taxes	(26,098)	46,370		8,453	1,793		(35,954)	80,080		25,753	4,207
Income tax (expense) benefit	(4,850)	(1,407)	(8)	(1,736)	(903)	(8)	(10,776)	(1,925)	(8)	800	(8,043)	(8)
Net (loss) income	$(30,948)	$44,963		$6,717	$890		$(46,730)	$78,155		$26,553	$(3,836)

Diluted (loss) earnings per share	$(0.94)			$0.19			$(1.42)			$0.76

(1) Transaction and advisory fees, $0.8 million related to the loss on the sale of a plant in the three and twelve months ended 2019, and $2.3 million of severance charges related to a reorganization and executive severance in the twelve months ended 2019.
(2) Restructuring charges relate to the closure of several manufacturing plant facilities.
(3) Asset impairment charges relate to goodwill impairment for the North American Cabinet Components segment.
(4) Accelerated depreciation and amortization for equipment replacement in the North American Fenestration segment.
(5) Accelerated depreciation for a plant re-layout in the North American Cabinet Components segment.
(6) Impact of deferred loan costs for credit facility
(7) Foreign currency transaction gains.
(8) Impact on a with and without basis. Twelve months ended October 31, 2018 includes $6.5 million adjustment related to the Tax Cuts and Jobs Act.

QUANEX BUILDING PRODUCTS CORPORATION
SELECTED SEGMENT DATA
(In thousands)
(Unaudited)

This table provides gross margin, operating (loss) income, EBITDA, and Adjusted EBITDA by reportable segment. Non-operating expense and income tax expense are not allocated to the reportable segments.

	NA Engineered Components	EU Engineered Components	NA Cabinet Components	Unallocated Corp & Other	Total
Three months ended October 31, 2019
Net sales	$143,183	$43,794	$54,266	$(874)	$240,369
Cost of sales	107,316	29,997	46,319	(504)	183,128
Gross Margin	35,867	13,797	7,947	(370)	57,241
Gross Margin %	25.0%	31.5%	14.6%		23.8%
Selling, general and administrative	13,215	5,532	4,925	154	23,826
Restructuring charges	89	-	-	-	89
Depreciation and amortization	6,846	2,176	3,276	130	12,428
Asset impairment charges	-	-	44,622	-	44,622
Operating income (loss)	15,717	6,089	(44,876)	(654)	(23,724)
Depreciation and amortization	6,846	2,176	3,276	130	12,428
EBITDA	22,563	8,265	(41,600)	(524)	(11,296)
Asset impairment charges	-	-	44,622	-	44,622
Transaction and advisory fees	-	-	-	250	250
Loss on sale of plant	-	-	-	766	766
Restructuring charges	89	-	-	-	89
Adjusted EBITDA	$22,652	$8,265	$3,022	$492	$34,431
Adjusted EBITDA Margin %	15.8%	18.9%	5.6%		14.3%

Three months ended October 31, 2018
Net sales	$135,086	$44,491	$66,108	$(1,599)	$244,086
Cost of sales	102,293	31,634	55,016	(1,283)	187,660
Gross Margin	32,793	12,857	11,092	(316)	56,426
Gross Margin %	24.3%	28.9%	16.8%		23.1%
Selling, general and administrative	14,805	5,971	5,605	5,166	31,547
Restructuring charges	629	-	6	-	635
Depreciation and amortization	6,687	2,278	3,444	139	12,548
Operating income (loss)	10,672	4,608	2,037	(5,621)	11,696
Depreciation and amortization	6,687	2,278	3,444	139	12,548
EBITDA	17,359	6,886	5,481	(5,482)	24,244
Transaction and advisory fees	-	-	-	108	108
Restructuring charges	629	-	6	-	635
Adjusted EBITDA	$17,988	$6,886	$5,487	$(5,374)	$24,987
Adjusted EBITDA Margin %	13.3%	15.5%	8.3%		10.2%

Twelve months ended October 31, 2019
Net sales	$503,837	$164,997	$229,644	$(4,637)	$893,841
Cost of sales	386,194	114,136	197,263	(3,173)	694,420
Gross Margin	117,643	50,861	32,381	(1,464)	199,421
Gross Margin %	23.3%	30.8%	14.1%		22.3%
Selling, general and administrative	50,454	22,976	18,839	9,023	101,292
Restructuring charges	370	-	-	-	370
Depreciation and amortization	27,054	8,845	13,178	509	49,586
Asset impairment charges	-	-	74,600	-	74,600
Operating income (loss)	39,765	19,040	(74,236)	(10,996)	(26,427)
Depreciation and amortization	27,054	8,845	13,178	509	49,586
EBITDA	66,819	27,885	(61,058)	(10,487)	23,159
Asset impairment charges	-	-	74,600	-	74,600
Transaction and advisory fees	-	-	-	1,467	1,467
Loss on sale of plant	-	-	-	766	766
Reorganization and executive severance charges	-	-	-	2,301	2,301
Restructuring charges	370	-	-	-	370
Adjusted EBITDA	$67,189	$27,885	$13,542	$(5,953)	$102,663
Adjusted EBITDA Margin %	13.3%	16.9%	5.9%		11.5%

Twelve months ended October 31, 2018
Net sales	$485,366	$159,973	$249,813	$(5,367)	$889,785
Cost of sales	371,959	114,894	214,143	(3,974)	697,022
Gross Margin	113,407	45,079	35,670	(1,393)	192,763
Gross Margin %	23.4%	28.2%	14.3%		21.7%
Selling, general and administrative	54,169	22,770	17,973	8,846	103,758
Restructuring charges	1,357	-	129	-	1,486
Depreciation and amortization	27,248	9,607	14,401	566	51,822
Operating income (loss)	30,633	12,702	3,167	(10,805)	35,697
Depreciation and amortization	27,248	9,607	14,401	566	51,822
EBITDA	57,881	22,309	17,568	(10,239)	87,519
Transaction and advisory fees	-	-	-	907	907
Restructuring charges	1,357	-	129	-	1,486
Adjusted EBITDA	$59,238	$22,309	$17,697	$(9,332)	$89,912
Adjusted EBITDA Margin %	12.2%	13.9%	7.1%		10.1%

QUANEX BUILDING PRODUCTS CORPORATION
SALES ANALYSIS
(In thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	October 31, 2019	October 31, 2018	October 31, 2019	October 31, 2018

NA Engineered Components:
United States - fenestration	$127,027	$114,299	$439,536	$412,000
International - fenestration	7,631	11,552	31,106	39,309
United States - non-fenestration	4,771	4,693	17,061	18,211
International - non-fenestration	3,754	4,542	16,134	15,846
	$143,183	$135,086	$503,837	$485,366
EU Engineered Components (1):
International - fenestration	$37,599	$37,816	$139,638	$135,415
International - non-fenestration	6,195	6,675	25,359	24,558
	$43,794	$44,491	$164,997	$159,973
NA Cabinet Components:
United States - fenestration	$3,235	$4,096	$13,144	$14,596
United States - non-fenestration	50,516	61,442	214,211	232,990
International - non-fenestration	515	570	2,289	2,227
	$54,266	$66,108	$229,644	$249,813
Unallocated Corporate & Other:
Eliminations	$(874)	$(1,599)	$(4,637)	$(5,367)
	$(874)	$(1,599)	$(4,637)	$(5,367)

Net Sales	$240,369	$244,086	$893,841	$889,785

(1) Reflects reductions of $2.1 million and $8.7 million in revenue associated with foreign currency exchange rate impacts for the three and twelve months ended October 31, 2019.